CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement File Nos. 333-96785/811-08306 on Form N-4 of our report dated April 9, 2021, relating to the financial statements of Metropolitan Tower Life Insurance Company appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Independent Auditors” in such Statement of Additional Information.
/s/  DELOITTE & TOUCHE LLP
Tampa, Florida
April 29, 2021